Exhibit 10.2
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into as of this ____________ day of ___________ 2018 (the “Agreement”), by and between FEDERAL HOME LOAN BANK OF DALLAS, a federally chartered corporation (“Bank”), and _________________ (the “Director”).

RECITALS:

WHEREAS, the Board of Directors of the Bank (the “Board”) believes that it is reasonable, prudent, and necessary for the Bank to contractually obligate itself to indemnify the Director in order to induce the Director to serve or continue to serve the Bank, including the Director’s service as an officer, director, trustee, or other official of organizations with which the Bank may have a contractual or other relationship, free from undue concern that the Director will not be so indemnified; and

WHEREAS, Article VIII of the Bank’s Bylaws provides that the Bank will indemnify officers and directors of the Bank in connection with their service as officers, directors, and trustees of organizations on which they serve as officers, directors, or trustees on behalf of or for the benefit of the Bank; and

WHEREAS, the Director is willing to serve, continue to serve, and take on additional service for, or on behalf of, the Bank on the condition that the Director be so indemnified as more fully set forth herein;

NOW, THEREFORE, in consideration of the promises and the covenants in this Agreement, and intending to be legally bound, the Bank and the Director do hereby covenant and agree as follows:

SECTION 1. Definitions. For purposes of this Agreement:

(a)    “Agent” shall mean any person who (i) is or was a director of the Bank; or (ii) is or was serving at the request of, for the convenience of, or to represent the interest of the Bank (including, without limitation, the Council of Federal Home Loan Banks and any Federal Home Loan Bank System committee, and their successors) as a director, officer, partner, employee, member, manager, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, agency, instrumentality or other enterprise.

(b)    “Business Day” shall mean any day that the Bank is open for business.

(c)    “Disinterested Director” shall mean a director of the Bank who is not and was not a party to the Proceeding or Bank Proceeding in respect of which indemnification or advancement of Expenses is being sought by the Director or any similar Proceeding or Bank Proceeding then pending.

(d)    “Expenses” shall be broadly construed and shall include all direct and indirect costs (including, without limitation, attorneys’ fees and retainers, court costs, transcription costs, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, and freight or other transportation fees and expenses) actually and reasonably incurred, in connection with the investigation of, defense of, settlement of, appeal of, or being or preparing to be a witness in (including being deposed or preparing to be deposed) a Proceeding or Bank Proceeding or the establishment or enforcement of a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities, as defined in Section 1(f) below, or any direct and indirect costs to the extent that any amounts paid in respect thereof are prohibited to be indemnified against by applicable law.

(e)    “Independent Counsel” shall mean a law firm or a member of a law firm that neither is presently nor in the past three years has been retained to represent (i) the Bank or the Director in any matter material to either party or (ii) any other party to the Proceeding or Bank Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Bank or the Director in an action to determine the Director’s right to indemnification under this Agreement.

(f)    “Liabilities” shall mean liabilities of any type whatsoever, including, but not limited to, judgments, assessments, fines, taxes and penalties (including those payable pursuant to the Employee Retirement Income Security Act), and amounts paid in settlement (including, but not limited to, all interest, assessments, fines, or other charges paid or payable in connection with any of the foregoing); provided, however, that “Liabilities” shall not include any judgments, assessments, fines, taxes, penalties, or amounts paid in settlement to the extent that any amounts paid thereof are prohibited to be indemnified against by applicable law.

(g)    “Proceeding” shall mean any threatened, pending or completed action, hearing, claim, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, whether civil, criminal, arbitrative, administrative or investigative and whether formal or informal, arising by reason of the fact that the Director is or was an Agent (each, an “Action”); provided, however, that Proceeding shall not mean a Bank Proceeding.

(h)    “Bank Proceeding” shall mean an Action by or on behalf of the Bank.

SECTION 2. Service as a Director. The Director agrees to serve as a director of the Bank so long as the Director is qualified in accordance with the applicable provisions of the charter and bylaws of the Bank and the Federal Home Loan Bank Act and the rules and regulations promulgated thereunder and until such time as the Director resigns or is removed from the Director’s position or is disqualified to continue in the Director’s position (subject to any other contractual obligation or other obligation imposed by operation of law). The Bank shall have no obligation under this Agreement to continue the Director in any position.

SECTION 3. Indemnification

(a) Proceeding Indemnification. The Bank shall indemnify the Director whenever the Director is or becomes a party, whether as a plaintiff acting with the approval of the Board, or as a defendant, or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any Proceeding (other than as a plaintiff in an action against the Bank without the approval of the Board), against all Liabilities, loss, and Expenses actually and reasonably incurred or suffered by the Director in connection with any Proceeding if, as determined in accordance with Section 5, the Director acted in good faith and in a manner the Director reasonably believed to be in the best interests of the Bank and within the scope of his duties, and, with respect to any Proceeding, had no reasonable cause to believe the Director’s conduct was unlawful, except such Liabilities and Expenses as a court of competent jurisdiction holds in a final, non-appealable judgment may not be indemnified against or are incurred because of (a) the Director’s breach of the Director’s duty of loyalty to the Bank or its stockholders, (b) any act or omission by the Director which involves willful misconduct, fraud, or knowing violation of the criminal law, (c) any transaction from which the Director derived any improper personal benefit, or (d) an action by the Federal Housing Finance Agency against the Director that resulted in an order, penalty or settlement adverse to the Director. The rights of indemnification of the Director provided under this Agreement shall include, without limitation, those rights set forth in Sections 4, 7, and 8 below. Notwithstanding any other provision in this Agreement, to the extent that the Director has been successful on the merits or otherwise in defense of any Proceeding, the Director shall be indemnified against, and entitled to reimbursement of, all Expenses actually and reasonably incurred by the Director in connection with the Proceeding. The rights of indemnification of the Director provided under this Agreement shall not be diminished by any other right to indemnification the Director may have (with the Bank or any other third party) and the right to indemnification hereunder shall be a primary obligation of the Bank.

(b) Bank Proceeding Indemnification. The Bank shall indemnify the Director whenever the Director is or becomes a party, or is threatened to be made a party to any Bank Proceeding, against all Expenses actually and reasonably incurred by the Director in connection with any Bank Proceeding if, as determined in accordance with Section 5, the Director acted in good faith and in a manner the Director reasonably believed to be in the best interests of the Bank and within the scope of his duties, and, with respect to any Bank Proceeding, had no reasonable cause to believe the Director’s conduct was unlawful; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which the Director shall have been adjudged to be liable to the Bank.

SECTION 4. Advancement of Expenses. All reasonable Expenses incurred by or on behalf of the Director in connection with a Proceeding or Bank Proceeding, whether prior to or after final disposition of a Proceeding or Bank Proceeding, shall be advanced by the Bank to the Director within 10 Business Days after the receipt by the Secretary of the Bank of (a) a written affirmation by the Director of the Director’s good faith belief that the Director acted in good faith and in a manner the Director reasonably believed to be in the best interests of the Bank and within the scope of his duties, and, with respect to any Proceeding or Bank Proceeding, had no reasonable cause to believe the Director’s conduct was unlawful, (b) a written undertaking by or on behalf of the Director to repay all amounts paid or reimbursed only if it shall ultimately be determined that the Director is not entitled under the terms of this Agreement and/or applicable law to be indemnified by the Bank, and (c) receipts, invoices or other reasonable evidence of Expenses sought to be advanced or reimbursed. The Director’s entitlement to advancement of Expenses shall include Expenses incurred in connection with any Proceeding or Bank Proceeding that seeks a determination, adjudication, or award in arbitration pursuant to this Agreement. The Director shall not be required to repay any amounts paid or reimbursed by the Bank until a final, non-appealable determination has been made that the Director is not entitled to be indemnified by the Bank. The requests under this Section 4 shall reasonably evidence the Expenses incurred by the Director in connection therewith. The undertaking required by clause (b) of this Section 4 (i) shall be an unlimited general obligation of such person, (ii) need not be secured, and (iii) shall be accepted without reference to the financial ability of the Director to make repayment. The Director’s right to advancement of Expenses provided in this Section 4 is a separate and distinct right and, if the Director is covered by this Agreement and eligible for advancement pursuant to the terms hereof, shall be separately enforceable from, the right to indemnification as set forth in this Agreement or elsewhere.

SECTION 5. Procedure for Determination of Entitlement to Indemnification.

(a)    Whenever the Director believes that the Director is entitled to indemnification pursuant to this Agreement, the Director shall submit a written request for indemnification to the Secretary of the Bank. The request shall include all documentation or information necessary for the determination of entitlement to indemnification that is reasonably available to the Director. A determination of the Director’s entitlement to indemnification shall be made by the Board or Independent Counsel not later than 30 Business Days after the date on which the Secretary of the Bank receives a written request from the Director for indemnification. The Secretary of the Bank shall, promptly upon receipt of the Director’s request for indemnification, advise the Board in writing that the Director has made such a request for indemnification. The Secretary of the Bank shall promptly communicate to the Director any determination made pursuant to this Section 5.

(b)    The determination that indemnification of the Director is proper in the circumstances shall be made (i) by the Board by a majority vote of the Disinterested Directors (whether or not such Disinterested Directors constitute a quorum) or (ii) if a majority of Disinterested Directors so directs, by Independent Counsel selected by the Board, which Independent Counsel shall make the required determination in a written opinion, a copy of which shall be furnished to the Bank, the Director, and each member of the Board.

The Bank agrees to bear all Expenses actually and reasonably incurred by the Director and all Expenses actually incurred by the Bank in connection with the Director’s successfully establishing the Director’s right to indemnification or advancement of Expenses, in whole or in part.

SECTION 6. Presumption and Effect of Certain Proceedings. Upon making a request for indemnification pursuant to Section 5, the Director shall initially be presumed to be entitled to indemnification under this Agreement and advancement of Expenses in connection with any Proceeding or Bank Proceeding (subject to a later change in the presumption as provided in this Section), and the Bank shall have the burden of proof to overcome that presumption in reaching any contrary determination; provided, however, that in the event of the settlement of a criminal Proceeding, for which the Director seeks or has sought indemnification, the Director shall be presumed to be not entitled to indemnification under this Agreement and the Director shall have the burden of proof to overcome that presumption in reaching any contrary determination. If the person or persons empowered to make the determination on advancement shall have failed to make the requested determination within 30 Business Days after the date on which a written affirmation pursuant to Section 4 hereof from the Director was received by the Secretary of the Bank, the required determination of entitlement to advancement shall be deemed to have been made and the Director shall be absolutely entitled to advancement of Expenses pursuant to Section 4 hereof in connection with any Proceeding or Bank Proceeding under this Agreement. The termination of any Proceeding or Bank Proceeding by judgment, order, settlement (other than a criminal Proceeding), conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the Director did not act in good faith and in a manner reasonably believed to be in the best interests of the Bank or (ii) with respect to any Proceeding or Bank Proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

SECTION 7.	Remedies of the Director in Cases of Determination Not to Indemnify or to Advance Expenses.

(a)    In the event that (i) the Bank denies the Director’s written claim for indemnification, (ii) the Bank has not paid in full within 10 Business Days after the requirements for the advancement of Expenses set forth in this Agreement have been satisfied, (iii) the Bank has not paid an indemnification claim in full within 10 Business Days after the Board or court determines that indemnification of the Director is proper, or (iv) the Director otherwise seeks enforcement of this Agreement, the Director may at any time thereafter apply to any court of competent jurisdiction for an order directing the Bank to provide indemnification, or to make an advancement of Expenses.

(b)    If an initial determination is made or deemed to have been made pursuant to the terms of this Agreement that the Director is entitled to indemnification or advancement of Expenses or both, the Bank shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by the Director or (ii) a specific finding (by a court of competent jurisdiction that has become final) that all or any part of such indemnification or advancement is expressly prohibited by law.

(c)    The Bank shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding, and enforceable. The Bank shall stipulate in any court or before any arbitrator that the Bank is bound by all the provisions of this Agreement.

(d)    All Expenses actually and reasonably incurred by the Director in connection with the Director’s request for indemnification under, seeking enforcement of, or recovery of damages for breach of this Agreement shall be borne and advanced by the Bank.

SECTION 8. Other Rights to Indemnification. The Director’s rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may now or in the future be entitled under applicable law, the charter or bylaws of the Bank, agreement, vote of directors or members, insurance or other financial arrangements of the Bank with respect to the matters that are the subject of this Agreement, or otherwise.

SECTION 9. Limitations on Indemnity. The Bank shall not be liable under this Agreement to make any payment to the Director to the extent that the Director has already been reimbursed pursuant to any liability insurance as the Bank may maintain for the Director’s benefit or otherwise. In connection with the Director’s claim for indemnification from the Bank pursuant to this Agreement, at the request of the Bank, the Director shall assign to the Bank any claims under such insurance to the extent the Director is paid by the Bank. The Director shall reimburse the Bank for any sums the Director receives as indemnification from other sources to the extent of any amount paid to the Director for that purpose by the Bank.

In addition to the foregoing limitation, except as otherwise expressly provided in this Agreement, in connection with all or any part of a Proceeding that is initiated or maintained by, against, or on behalf of the Director, or any Proceeding by the Director against the Bank or any of its Agents, the Bank shall not be liable under this Agreement to make any payment to the Director in connection with any such Proceeding, unless such payment is expressly required to be made under applicable law, was authorized by a majority of the Disinterested Directors or is provided by the Bank, in its sole discretion, pursuant to the powers vested in the Bank under applicable law.

SECTION 10. Effective Date; Duration and Scope of Agreement; Binding Effect. This Agreement shall be effective as of the date indicated in the first paragraph of the Agreement and shall apply to any requests for advancement or indemnification made on or after the effective date. This Agreement shall continue so long as the Director shall be subject to any possible Proceeding or Bank Proceeding by reason of the fact that the Director is or was an Agent and shall be applicable to Proceedings or Bank Proceedings commenced or continued after execution of the Agreement, except that the Agreement may be terminated or withdrawn by the Bank upon 90 days’ prior written notice to the Director, but then only as to Proceedings or Bank Proceedings arising out of acts taken or failed to be taken more than 90 days after such notice is actually received by the Director. If this Agreement is terminated or withdrawn, the Director shall nevertheless be fully entitled to the indemnification provided by this Agreement as to all actions taken or failed to be taken prior to the expiration of such 90 days. This Agreement shall be binding upon the Bank and its successors and assigns and shall inure to the benefit of the Director and the Director’s spouse, assigns, heirs, devisees, executors, administrators, and other legal representatives whether or not the Director has ceased to be a director of the Bank. The Bank shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the Bank’s business or assets expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no such succession had taken place.

SECTION 11. Severability. If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

SECTION 12. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against which enforceability is sought need be produced to evidence the existence of this Agreement.

SECTION 13. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

SECTION 14. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

SECTION 15. Notice and Defense of Claims. The Director agrees to notify the Bank promptly in writing upon being notified of any matter that may be subject to indemnification or advancement of Expenses hereunder or upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any matter which may be subject to indemnification or advancement of Expenses hereunder, whether civil, criminal, administrative, or investigative; but the omission to notify the Bank will not relieve the Bank from any obligation it may have to indemnify the Director if such omission does not prejudice the Bank’s rights, and, if such omission does prejudice the Bank’s rights, it will relieve the Bank from any obligation to indemnify the Director only to the extent of such prejudice; nor will such omission relieve the Bank from any obligation it may have to the Director other than under this Agreement. With respect to any Proceeding about which the Director notifies the Bank:

(a)    The Bank will be entitled to participate in the Proceeding at its own expense.

(b)    Except as otherwise provided below, the Bank jointly with any other indemnifying party similarly notified will be entitled to assume the defense of any or all of the Proceeding, with counsel reasonably satisfactory to the Director. After notice from the Bank to the Director of its election to assume the defense of any or all of the Proceeding, the Bank will not be liable to the Director under this Agreement for any Expenses subsequently incurred by the Director in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (i), (ii), and (iii) below.

(i)    The Director shall have the right to employ the Director’s own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Bank of its assumption of the defense in such Proceeding shall be at the expense of the Director unless (A) the employment of counsel by the Director has been authorized by the Bank, (B) the Director shall have reasonably concluded that (1) there is a conflict of interest between the Bank and the Director in the conduct of the defense of the Proceeding, (2) there is a conflict of interest between the Director and the other directors being represented by a law firm as set forth in clause (ii) below, or (3) counsel is not adequately representing the Director, or (C) the Bank shall not in fact have employed counsel to assume the defense in such Proceeding, in each of which cases the fees and expenses of the Director’s counsel shall be at the expense of the Bank. The Bank shall not be entitled to assume the defense of any Proceeding as to which the Director shall have reasonably made the conclusion provided for in clauses (B)(1) and (B)(2) of the immediately preceding sentence.

(ii)    If (A) the Director together with a majority of all directors of the Bank that are a party to the Proceeding or any similar Proceeding in respect of which indemnification or advancement of Expenses is being sought by any of such directors are able to agree on the selection of a law firm or a member of a law firm, the Bank will pay the fees and expenses of such law firm or (B) the Director is the only director of the Bank that is a party to a Proceeding in respect of which indemnification or advancement of Expenses is being sought by a director of the Bank, the Director may select a law firm or a member of a law firm and the Bank will pay the fees and expenses of such law firm; provided, however, the Director agrees that to the extent that the Director is added as a party to a Proceeding to which another director of the Bank has already selected a law firm or a member of a law firm, the Director may choose to be represented by such law firm as well and the Bank will pay the fees and expenses of such law firm but if the Director chooses to be represented by other counsel the fees and expenses of such other counsel shall be at the expense of the Director.

(iii)    If the Bank or the Bank’s counsel shall determine that separate counsel should be retained by the Director, the Director will retain such separate counsel, and the Director agrees that the Bank’s counsel may continue to represent the Bank in all matters.

(c)    The Bank shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without the Bank’s written consent. The Bank shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director without the Director’s prior written consent. Neither the Bank nor the Director will unreasonably withhold consent to any proposed settlement.

SECTION 16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom the notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is mailed:

(a)    If to the Director, to:

[Name and Mailing Address]

(b)    If to the Bank, to:

Federal Home Loan Bank of Dallas
8500 Freeport Parkway South, Suite 600
Irving, Texas 75063
Attention: Secretary

With a copy to (which shall not constitute notice):

Federal Home Loan Bank of Dallas
8500 Freeport Parkway South, Suite 600
Irving, Texas 75063
Attention: General Counsel

or to such other address as may have been furnished to either party by the other pursuant to this Section 16.

SECTION 17. Subrogation. The Bank shall be subrogated to the rights of the Director against third parties in respect of which (and to the extent) payments of Expenses are made by the Bank hereunder for the benefit of the Director.

SECTION 18. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States and, to the extent state law may be applicable, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANK:		DIRECTOR:

FEDERAL HOME LOAN BANK OF DALLAS		[Name of Director]

By:		Signature:
Sanjay Bhasin
President and Chief Executive Officer

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